Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement, dated as of February 15, 2023 (this “Amendment”), is by and among ATMUS FILTRATION TECHNOLOGIES INC., a Delaware corporation (the “Parent Borrower”), CUMMINS FILTRATION INC, an Indiana corporation (the “Opco Borrower”), each Lender, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), a Swingline Lender and an L/C Issuer, and the other Swingline Lenders and L/C Issuers. Capitalized terms not otherwise defined herein have the definitions provided therefor in the Amended Credit Agreement referenced below.

WHEREAS, the Parent Borrower, the Opco Borrower, the other Borrowers and Loan Parties from time to time party thereto, the financial institutions from time to time party thereto as Lenders, Swingline Lenders and L/C Issuers and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrowers have requested that the Administrative Agent and each of the Lenders, Swingline Lenders and L/C Issuers agree to certain amendments to the Credit Agreement; and

WHEREAS, the Borrowers, the Administrative Agent, each Lender, each Swingline Lender and each L/C Issuer have so agreed on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“First Amendment” means Amendment No. 1 to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Parent Borrower, the Opco Borrower, each Lender, each Swingline Lender, each L/C Issuer and the Administrative Agent.

“First Amendment Effective Date” means February 15, 2023.

(b)Section 2.09(e) of the Credit Agreement is hereby amended by replacing the words “March 30, 2023” with the words “June 30, 2023”; and

(c)Section 2.12(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)    The Opco Borrower agrees to pay to the Administrative Agent for the account of each Lender a ticking fee, which shall accrue at a rate per annum based on the following grid on the amount of such Lender’s Commitment during the period from and including the Effective Date to but excluding the earliest of (i) the Closing Date, (ii) the consummation of the Spin-Off and (iii) the date on which the Commitments terminate (such earliest date, the “Ticking Fee Date”). Ticking fees shall (A) be payable on (I) the First Amendment Effective Date, (II) the last day of each Fiscal Quarter ending after the First Amendment Effective Date and prior to the Ticking Fee Date and (III) the Ticking Fee Date, (B) be computed on the basis of a year of 360 days and (C) be payable for the actual number of days elapsed (including the first day but excluding the last day):

Period	Rate
Days 0-44 after Effective Date	0.20%
Days 45-89 after Effective Date	0.30%
Days 90-134 after Effective Date	0.40%
Days 135-272 after Effective Date	0.50%

(d)Section 2.12 of the Credit Agreement is hereby amended by adding a new clause (e) at the end thereof as follows:

(e)    The Opco Borrower agrees to pay to the Administrative Agent, for the account of the Lenders on the Closing Date, upfront fees (the “Closing Date Upfront Fees”) in an amount equal to 0.1022375% of the aggregate principal amount of (i) the Revolving Commitments outstanding on the Closing Date and (ii) the Term Loans funded on the Closing Date (it being understood and agreed that the Closing Date Upfront Fees, together with the First Amendment Upfront Fees (as defined in the First Amendment), shall replace the upfront fees payable pursuant to any fee letter entered into prior to the First Amendment Effective Date in connection with the facilities evidenced by this Agreement).

2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a)the Administrative Agent shall have received counterparts to this Amendment, duly executed by each Borrower, each Lender, each Swingline Lender, each L/C Issuer and the Administrative Agent; and

(b)the Borrowers shall have paid:

(i) to the Administrative Agent, upfront fees (the “First Amendment Upfront Fees”), payable for the account of the Lenders on the date hereof, in an amount equal to 0.1022375% of the aggregate principal amount of the Revolving Commitments and the Term Loan Commitments on the date hereof;

(ii) to the Administrative Agent, the ticking fees payable on the First Amendment Effective Date for the account of the Lenders pursuant to Section 2.12(b) of the Amended Credit Agreement; and

(iii) all other fees due and payable to the Lenders and all of the Administrative Agent’s and its Affiliates’ fees and expenses (including reasonable fees and expenses of counsel for the Administrative Agent to the extent due and payable under Section 9.03 of the Amended Credit Agreement), for which invoices have been presented a reasonable period of time prior to the effectiveness hereof, in each case in connection with this Amendment and the other Loan Documents.

3.Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a)each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law); and

(b)as of the date hereof, after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of such Loan Party set forth in the Amended Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) as of such earlier date.

4.Consent and Reaffirmation. Each Loan Party hereby consents to this Amendment and reaffirms the terms and conditions of the Guaranty and each other Loan Document to which it is a party and acknowledges and agrees that each of the Guaranty and each other Loan Document to which it is a party remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

5.Reference to and Effect on the Credit Agreement.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)Except as amended hereby, each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Amended Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)This Amendment is a Loan Document under (and as defined in) the Amended Credit Agreement.

6.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAW PRINCIPLES PROVIDING FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

7.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

8.Counterparts. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.

9.Electronic Execution; Electronic Records; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. Each of the parties hereto agrees that Sections 9.06, 9.09(c), (d), (e) and (f) and 9.10 of the Amended Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ATMUS FILTRATION TECHNOLOGIES INC.,
as the Parent Borrower

By:	/s/ Jack Kienzler
Name: Jack Kienzler
Title: CFO – ATMUS Filtration Technologies Inc.

CUMMINS FILTRATION INC,
as the Opco Borrower

By:	/s/ Donald G. Jackson
Name: Donald G. Jackson
Title: VP – Treasury & Tax

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender, a Swingline Lender and an L/C Issuer

By:	/s/ Eric Hill
Name: Eric Hill
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender, a Swingline Lender and an L/C Issuer

By:	/s/ Bryan Girouard
Name: Bryan Girouard
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender, a Swingline Lender and an L/C Issuer

By:	/s/ Eric Estes
Name: Eric Estes
Title: Sr. Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

ING CAPITAL LLC,
as a Lender

By:	/s/ Michael Kim
Name: Michael Kim
Title: Director

By:	/s/ Ian J. Nyi
Name: Ian J. Nyi
Title: Director

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lynnette Ritter
Name: Lynnette Ritter
Title: SVP

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Matthew McLaurin
Name: Matthew McLaurin
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jeffrey S. Johnson
Name: Jeffrey S. Johnson
Title: Senior Vice President

CITY NATIONAL BANK,
as a Lender

By:	/s/ Molly Drennan
Name: Molly Drennan
Title: Senior Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

BANK OF CHINA, NEW YORK BRANCH,
as a Lender

By:	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Tim Rohde
Name: Tim Rohde
Title: Vice President

Signature Page to Amendment No. 1 to Credit Agreement

Cummins Filtration Inc